Exhibit 99.1

www.genpt.com

News Release

January 15, 2026

FOR IMMEDIATE RELEASE

Genuine Parts Company Announces Board Leadership Transition

Non-Executive Chair Paul Donahue to Retire

President and Chief Executive Officer Will Stengel Named Chair-Elect

ATLANTA – Genuine Parts Company (NYSE: GPC), a leading global service provider of automotive and industrial replacement parts and value-added solutions, announced today that Paul D. Donahue, Non-Executive Chairman, plans to retire from the Board of Directors at the company’s 2026 annual meeting of shareholders. The company also announced that its Board of Directors has appointed Will Stengel, currently the company’s President and Chief Executive Officer, to the additional role of Chairman of the Board of Directors. Upon Mr. Donahue’s retirement, Mr. Stengel will assume the combined position of Chairman and Chief Executive Officer.

“On behalf of the entire Board, I want to express our profound gratitude to Paul for his extraordinary service to GPC,” said P. Russell Hardin, lead independent director. “Paul has served the company with distinction for more than two decades, successfully streamlining GPC’s portfolio and strengthening governance while upholding the values and principles that have made GPC successful for almost a century. He leaves us with a tremendous foundation, which positions us well to pursue opportunities that enhance operational performance, improve profitability and unlock shareholder value.”

“It has been a privilege to serve GPC, and I am incredibly proud of what our team has accomplished together,” said Mr. Donahue. “As I prepare to retire from the Board, I am pleased with the Board’s decision to appoint Will as the company’s next Chairman. His strategic clarity and deep understanding of our businesses make him the ideal leader to guide GPC forward as we enter this next chapter.”

Mr. Stengel has served as a member of the Board of Directors and as the company’s President and Chief Executive Officer since June 2024. Mr. Stengel previously served as President of GPC from January 2021 to January 2023 and as Executive Vice President and Chief Transformation Officer from November 2019 to January 2021. The combined roles of Chairman and Chief Executive Officer promote unified leadership and direction for the company and leverage Mr. Stengel’s extensive operational and strategic expertise.

“The Board’s decision to appoint Will as our next Chairman further underscores its confidence in his strategic vision and ability to lead the company during this important time,” continued Mr. Hardin.

“I am deeply humbled to assume the role of Chairman upon Paul’s retirement,” said Mr. Stengel. “Paul has been an incredible mentor, and his leadership has been pivotal to the success of GPC. I look forward to collaborating closely with the Board and our talented team as we continue to pursue operational and strategic initiatives that drive profitable growth and long-term value for shareholders.”

About Genuine Parts Company

Established in 1928, Genuine Parts Company is a leading global service provider of automotive and industrial replacement parts and value-added solutions. Our Automotive Parts Group operates across the U.S., Canada, Mexico, Australasia, France, the U.K., Ireland, Germany, Poland, the Netherlands, Belgium, Spain and Portugal, while our Industrial Parts Group serves customers in the U.S., Canada, Mexico and Australasia. We keep the world moving with a vast network of over 10,700 locations spanning 17 countries supported by more than 63,000 teammates. Learn more at genpt.com.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors, including, among others, the risks, uncertainties and other factors discussed under “Risk Factors” discussed in our Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 and from time to time in our subsequent filings with the Securities and Exchange Commission. Statements in this press release that are “forward-looking” include, without limitation, statements regarding the Company’s leadership transition and operational and strategic initiatives. Forward-looking statements speak only as of the date they are made, and we undertake no duty to update any forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K and other reports filed with the Securities and Exchange Commission.

Investor Contact:	Media Contact:
Timothy Walsh (678) 934-5349	Heather Ross (678) 934-5220
Vice President - Investor Relations	Vice President - Strategic Communications

Source: Genuine Parts Company